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                                                                 EXHIBIT (e)(3)

[LOGO OF The AIG Life Companies (U.S.)]
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                            EXECUTIVE ADVANTAGE/SM/
                          SUBACCOUNT TRANSFER REQUEST
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
Policy Number: _______________    Policyholder:    __________________________________________________________
                                                   (Last Name, First Name, Middle Name)
Insured:       _____________________________________________           Social Security No.:     ______-______-_______
               (Last Name, First Name, Middle Name)

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    .  Restrictions on Subaccount Transfers are shown in the Certificate and
       Certificate Information pages.

    . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

    . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

    .  Transfers must be in whole dollars or whole percentages.

Circle + for transfer into fund. Circle (-) for transfer out of fund.

                                             Amount   Percent                                       Amount   Percent
Guaranteed Account                           + (-)  $____ __%

AllianceBernstein Variable Products Series Fund, Inc.         Goldman Sachs Variable Insurance Trust
  Americas Government Income Portfolio       + (-)  $____ __%   Strategic International Equity Fund + (-)  $____ __%
  Growth Portfolio                           + (-)  $____ __%   Structured U.S. Equity Fund         + (-)  $____ __%
  Growth and Income Portfolio                + (-)  $____ __%
  Large Cap Growth Portfolio                 + (-)  $____ __%  J.P. Morgan Series Trust II
  Small Cap Growth Portfolio                 + (-)  $____ __%   Small Company Portfolio             + (-)  $____ __%
American Century Variable Portfolios, Inc.
  VP Income & Growth Fund                    + (-)  $____ __% The Universal Institutional Funds, Inc.
  VP International Fund                      + (-)  $____ __%   Core Plus Fixed Income Portfolio    + (-)  $____ __%
BlackRock Variable Series Funds, Inc.                           Emerging Markets Equity Portfolio   + (-)  $____ __%
  BlackRock Basic Value V.I. Fund            + (-)  $____ __%   High Yield Portfolio                + (-)  $____ __%
  BlackRock Fundamental Growth V.I.
Fund                                         + (-)  $____ __%   Mid Cap Growth Portfolio            + (-)  $____ __%
  BlackRock Government Income V.I. Fund      + (-)  $____ __%   U.S. Mid Cap Value Portfolio        + (-)  $____ __%
  BlackRock Value Opportunities V.I. Fund    + (-)  $____ __% Neuberger Berman Advisers Management Trust
Credit Suisse Trust                                             AMT Partners Portfolio              + (-)  $____ __%
  Emerging Markets Portfolio                 + (-)  $____ __% PIMCO Variable Insurance Trust
  Global Small Cap Portfolio                 + (-)  $____ __%   High Yield Portfolio                + (-)  $____ __%
  International Focus Portfolio              + (-)  $____ __%   Long Term U.S. Government Portfolio + (-)  $____ __%
  Large Cap Value Portfolio                  + (-)  $____ __%   Real Return Portfolio               + (-)  $____ __%
  Mid-Cap Core Portfolio                     + (-)  $____ __%   Short-Term Portfolio                + (-)  $____ __%
  Small Cap Core I Portfolio                 + (-)  $____ __%   Total Return Portfolio              + (-)  $____ __%
Fidelity Variable Insurance Products                          Vanguard Variable Insurance Fund
  VIP Balanced Portfolio                     + (-)  $____ __%   Total Bond Market Index Portfolio   + (-)  $____ __%
  VIP Contrafund Portfolio                   + (-)  $____ __%   Total Stock Market Index Portfolio  + (-)  $____ __%
  VIP Index 500 Portfolio                    + (-)  $____ __% VALIC Company I
Franklin Templeton Variable Insurance Products Trust            International Equities Fund         + (-)  $____ __%
  Developing Markets Securities Fund-Class 2 + (-)  $____ __%   Mid Cap Index Fund                  + (-)  $____ __%
  Growth Securities Fund- Class 2            + (-)  $____ __%   Small Cap Index Fund                + (-)  $____ __%
  Foreign Securities Fund - Class 2          + (-)  $____ __%
  Money Market Fund - Class 1                + (-)  $____ __%

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.

__________________________ __________________________
Signature of Insured       Signature of Policyholder
                           (if other than Insured)

__________ __,20
Date Signed

Transfer, Executive Advantage/SM/, 04/07